UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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ARRIS International plc

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To: ARRIS employees

From: Bruce McClelland

Today’s announcement: CommScope and ARRIS to shape the future of connectivity

Early this morning, in a joint news release with CommScope, we announced that CommScope will acquire ARRIS.

This is an exciting new path for ARRIS. Both ARRIS and CommScope believe that shaping the next era of connectivity is an unprecedented global opportunity, and we both need a broader set of products and services that can help our customers achieve their goals.

Our combined portfolio will span wired and wireless networks; gigabit broadband access for consumer and business; breakthrough LTE and 5G small-cell technology; private network technology for industrial, enterprise and public venues; and cutting-edge connected and smart homes. Through this transaction, we will have customers in more than 150 countries and will create a global industry leader with greater than $11 billion in combined revenues.

Together, we will have a powerful go-to-market team, with two of the best cable, telco, and satellite Service Provider and Enterprise sales organizations, leveraging both direct and distribution sales models. ARRIS will become part of an even stronger technology powerhouse, with a combined approximately 30,000 employees globally, a pool of approximately 15,000 patents, and approximately $800 million in average annual R&D spend.

We share a deep commitment to technology excellence, and our cultures are a terrific match. The CommScope and ARRIS management teams know each other well, and we share a common heritage and value system. We are both driven by innovation and putting our customers first – and that’s important, because winning these new opportunities will require rich and rapid innovation by our new team.

Prior to the acquisition close, expected in the first half of 2019, ARRIS and CommScope continue to operate as independent companies. There is no immediate change to our daily operations, and our priorities remain the same. It’s business as usual for us. After the close, CommScope and ARRIS will begin integration, and our new company will take shape.

I know you have questions, and we’ll do our best to get you answers; however, the deal is not yet closed, and there are still decisions to be made. Managers have received a Manager Pack with initial questions and answers. We’re committed to open communication as we move through this transition.

If you receive media inquiries, please direct them to Jeanne Russo in ARRIS Communications, at +1 215-323-1880. Direct investor or financial analyst inquiries to Bob Puccini in Investor Relations at +1 720-895-7787. Our Sales teams are reaching out to our customers, but if you receive inquiries, please direct them to the appropriate senior Sales leadership.

Please join me later today for a brief All-hands Meeting at 11:30 a.m. Eastern. I will dial in from the CommScope headquarters in Hickory, North Carolina, where I am proudly representing the ARRIS team. (A recording will be available after the call.)

We’ll gather again on Friday, 9 November, for our Q3 earnings Town Hall where we will talk about the announcement, as well as ARRIS Q3 earnings results, also released today. We’ll allow time for Q&A.

Today’s agreement is a testament to the strength of ARRIS: Our leading technology, our firmly established competitive position, and you, our talented and committed team.

I am excited about our new future with CommScope, and I hope you are, too.

Best regards,

Bruce

Copyright 2017 – ARRIS Enterprises, LLC. All rights reserved All - hands Meeting with Bruce McClelland CommScope to Acquire ARRIS: Shaping the Future of Connectivity 8 November 2018

Copyright 2018 – ARRIS Enterprises, LLC. All rights reserved Shaping the Future of Connectivity ARRIS Internal Confidential 2

Copyright 2018 – ARRIS Enterprises, LLC. All rights reserved …with integrity, innovation and agility Shaping the networks of the future

Copyright 2018 – ARRIS Enterprises, LLC. All rights reserved Next Steps • Acquisition close expected in first half 2019 • Until closing, ARRIS and CommScope will continue to operate as independent companies • No immediate change to our daily operations, and our priorities remain the same • After close, CommScope and ARRIS will begin integration • Manager Pack provided with an initial set of questions and answers • ARRIS Town Hall on Friday, November 9, with opportunity for Q&A ARRIS Internal Confidential 4 Focus on delivering a strong 2018!

Copyright 2018 – ARRIS Enterprises, LLC. All rights reserved Refer External Inquiries • Only authorized ARRIS leaders are to speak on behalf of the Company • Forward inquiries from reporters, bloggers, and industry analysts to Jeanne Russo , ARRIS Communications • Forward inquiries from financial analysts to Bob Puccini , ARRIS Investor Relations ARRIS Internal Confidential 5

Forward-Looking Statements

ARRIS

- This presentation includes forward-looking statements that reflect the current views of CommScope or the Company with respect to future events and financial performance, including the proposed acquisition by CommScope Holding Company, Inc. ("CommScope") of ARRIS International plc ("ARRIS" or the "Company"). These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the management of CommScope and/or the Company, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as "intend," "goal," "estimate," "expect," "project," "projections," "plans," "potential," "anticipate," "should," "could," "designed to," "foreseeable future," "believe," "think," "scheduled," "outlook," "target," "guidance" and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.
- These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the control of CommScope and the Company, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transactions; the risk that the Company will be required to pay the termination fee under the Bid Conduct Agreement; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; uncertainties as to the timing of the transaction; the possibility that competing offers will be made; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond the control of CommScope and/or the Company.
- These and other factors are discussed in greater detail in the reports filed by CommScope and the Company with the U.S. Securities and Exchange Commission, including the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2018 and CommScope's Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2018 and September 30, 2018. Although the information contained in this presentation represents the best judgment of CommScope and/or the Company as of the date of this presentation based on information currently available and reasonable assumptions, neither CommScope nor the Company can give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, the Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. Neither CommScope nor the Company is undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.
- Important Additional Information Regarding the Transaction and Where to Find It
  In connection with the proposed transaction, ARRIS will prepare a proxy statement to be filed with the Securities and Exchange Commission (the "SEC"). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of ARRIS. INVESTORS AND STOCKHOLDERS OF ARRIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, INCLUDING ARRIS' PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as ARRIS' other public filings with the SEC may be obtained without charge at the SEC's web site, http://www.sec.gov, or at ARRIS' website at http://ir.arris.com. ARRIS' stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com.
- Participants in the Solicitation
  ARRIS and its directors and certain of its executive officers, and CommScope and its directors and certain of its executive officers, may be deemed to be participants in the solicitation of proxies from ARRIS' stockholders in connection with the proposed transaction. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 23, 2018, and its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 23, 2018. Information about the directors and executive officers of CommScope is set forth in the proxy statement for CommScope's 2018 annual meeting of stockholders, which was filed with the SEC on March 20, 2018. Additional information regarding potential participants in the solicitation of proxies from ARRIS' stockholders and a description of their direct and indirect interests, by security holdings or otherwise, will be included in ARRIS' proxy statement when it is filed.

Copyright 2018 – ARRIS Enterprises, LLC. All rights reserved
ARRIS Internal Confidential 6

Copyright 2018 – ARRIS Enterprises, LLC. All rights reserved

ARRIS All-hands Meeting

Thurs., 8 Nov, 11:30 am ET

McClelland and Edwards

Speaker Bridge:

877-407-9713

Confirmation: 13685062

McClelland:

•	Really appreciate everyone that could jump on the call this morning on such short notice! But we have some big news to share and wanted to take just a couple of minutes with you.
•	As I’m sure you have all ready by now, early this morning, in a joint news release with COMMSCOPE, we announced that COMMSCOPE will acquire ARRIS.
•	I’m here in Hickory, NC, Commscope HQ with (Eddie) Edwards, CEO of Commscope.
•	As we communicated earlier this week, I am planning a full townhall tomorrow where I will talk more about our announcement and make sure we have extended time for Q&A. But Eddie and I wanted to just take a few moments first thing this morning and share a few thoughts.

•	First, let me say I believe this is an exciting new path for ARRIS, and 100% in-line with the strategy we have been talking about the last several years.
•	Both ARRIS and Commscope are firmly focused on shaping the next era of connectivity across the globe.
•	To fully take advantage of that opportunity, we both need a broader set of products and services that can help our customers achieve their goals.
•	When we acquired Ruckus last year, we were addressing two primary imperatives for the company.
o	We wanted to complement our strong presence and portfolio with Service Providers with a strong portfolio of Enterprise products, diversifying the company and entering a faster growing market segment.
o	And secondly, we wanted to strengthen our wireless capabilities and know-how.
o	I’ve been very pleased at the progress we have made this year against those goals.
•	But, this was just the first step, and we needed to aggressively build on these initiatives. I believe the combination of the CommScope and ARRIS teams will significantly accelerate these efforts.

•	We have now created a unique company that we believe has by-far the strongest lineup of wireline access and wireless products, addressing both the unlicensed Wi-Fi marketplace and the licensed and shared spectrum mobile space.

•	And we are creating an incredibly powerful go-to-market team, with two of the best cable, telco, and satellite Service Provider teams, and a multi-faceted Enterprise sales teams building on both direct and distribution sales models.

•	The CommScope and ARRIS management team know each other well. We share a common heritage and value system. We are both driven by innovation and putting our customer first.

•	As Eddie will describe in a minute, CommScope was a division of General Instrument at one point in its history, as was the Motorola Home business unit we acquired from Google back in 2013.

•	We believe the result is going to be great for customers, exciting for employees, and it will provide an excellent return for ARRIS investors, and a phenomenal opportunity for investors in the new company. I couldn’t be more excited!

•	And I look forward to working with Eddie and the rest of the CommScope team to achieve great results for our combined company.

•	Eddie, thx so much for joining the call, and would love for you to share a few thoughts…

Edwards:

•	Some potential talking points:

•	Briefly introduce yourself and your history with Commscope
•	Brief description of Commscope
•	We have known ARRIS and the leadership team, Bob and Bruce, for years and really admire what you all have accomplished. The combined ARRIS and Ruckus portfolio is a great complement to our business, and we see great opportunity to grow the combined business given the strength of the portfolio and our combined sales channels and customer relationships.

•	Commscope has a strong presence with the large Telco’s and Mobile operators around the world, and ARRIS is the leading supplier with Cable operators. Our combined Enterprise presence will be very formidable, with the Ruckus distribution and Value-Added Reseller sales approach very complementary to our Fortune 1000 direct sales and distribution teams.

•	Over the past ten years, consumers have come to depend on their connectivity for many things from online research and shopping, to reading their newspaper or watching curated news, to learning a do it yourself fix in their home, to keeping track of their daily lives.

•	We expect the next 10 years to be a period where we are not only connecting through our personal devices, but also connecting billions of things that will provide data to cloud based platforms.

•	I think our vision of the future is very aligned, and this combination will position CommScope to be the leader in enabling a connected lifestyle and unlocking the potential of the internet of things.

•	Our product offerings are extremely complementary, and we expect over time to be able to provide better overall solutions that solve challenging problems that our customers face when building the networks of the future.

•	Our highly complementary offerings, footprints and customer relationships provide significant diversification, and the transaction strengthens our positioning in the segments with the highest growth potential.

•	With much of the new spectrum being planned for 5G around the world being at mid and high bands, we expect a greater amount of wireless connectivity infrastructure to be needed indoors and utilizing both licensed and unlicensed technologies.

•	We also share a customer-first culture that emphasizes innovation, giving us confidence in our ability to achieve seamless integration.

•	I understand this is big news and that you will have lots of questions… Know that we have a great track record of successful acquisitions, and we strive to quickly and thoughtfully craft a unified organization that leverages the best that both teams have to offer.

•	We will do a joint comprehensive review of combined portfolios, strategy, leadership, customers and organization before making thoughtful changes that would achieve clear incremental value
•	R&D investment in organic development is key to the future of the company, and Commscope enthusiastically endorses the work underway in each of our R&D teams; execution to our roadmaps is critical
•	We know ARRIS recently completely the acquisition of Ruckus and the Brocade campus switching team. Rest assured, we recognize the importance and relevance of the Ruckus brand, and the relationship with your Channel Partners. I believe the Ruckus portfolio and strategy his highly complementary to the leadership position Commscope has in Mobile and Enterprise, and will continue to be an important element of our strategy.

•	It’s easy to get distracted during time of change, and let the competition take advantage of our distraction. Please stay laser focused on our goals – it’s business as usual for both companies until the acquisition is completed.

•	We are excited about working with you, Bruce, and welcoming the ARRIS team to CommScope!

•	We believe that we can achieve growth and success that neither company could achieve on its own.

McClelland

•	Thanks, Eddie
•	A bit on what to expect next….
•	We expect to close the acquisition in the first half of 2019, and until then, ARRIS and Commscope will continue to operate as independent companies.
•	Our priorities remain the same – we have a lot of work to do to close the year, and I’m counting on everyone to stay focused. As Eddie said – it’s Business as usual.
•	As we approach the close, Commscope and ARRIS will begin integration planning, and we’ll have more detail on organization structure and leadership.
•	Managers across the company have received a Manager Pack with initial questions and answers
o	Tomorrow, at our town hall, I’ll cover this in more detail – and what you can expect in the coming months.
•	Finally, just a reminder, it’s important that any external media inquiries are handled in a consistent manner. Refer media to Jeanne Russo, investor and financial analysts to Bob Puccini.
•	Thanks for taking time out of your day for this brief call.
•	Really excited about today’s announcement, and I hope you are, too.
•	Look forward to speaking with you again tomorrow – and getting around to see many of you at our ARRIS offices in the coming weeks.

Forward-Looking Statements

This document includes forward-looking statements that reflect the current views of CommScope or the Company with respect to future events and financial performance, including the proposed acquisition by CommScope Holding Company, Inc. (“CommScope”) of ARRIS International plc (“ARRIS” or the “Company”). These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the management of CommScope and/or the Company, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the control of CommScope and the Company, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transactions; the risk that the Company will be required to pay the termination fee under the Bid Conduct Agreement; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; uncertainties as to the timing of the tansaction; the possibility that competing offers will be made; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond the control of CommScope and/or the Company.

These and other factors are discussed in greater detail in the reports filed by CommScope and the Company with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and CommScope’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2018 and September 30, 2018. Although the information contained in this document represents the best judgment of CommScope and/or the Company as of the date of this document based on information currently available and reasonable assumptions, neither CommScope nor the Company can give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, the Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. Neither CommScope nor the Company is undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Important Additional Information Regarding the Transaction and Where to Find It

In connection with the proposed transaction, ARRIS will prepare a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of ARRIS. INVESTORS AND STOCKHOLDERS OF ARRIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, INCLUDING ARRIS’ PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as ARRIS’ other public filings with the SEC may be obtained without charge at the SEC’s web site, http://www.sec.gov, or at ARRIS’ website at http://ir.arris.com. ARRIS’ stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com.

Participants in the Solicitation

ARRIS and its directors and certain of its executive officers, and CommScope and its directors and certain of its executive officers, may be deemed to be participants in the solicitation of proxies from ARRIS’ stockholders in connection with the proposed transaction. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 23, 2018, and its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 23, 2018. Information about the directors and executive officers of CommScope is set forth in the proxy statement for CommScope’s 2018 annual meeting of stockholders, which was filed with the SEC on March 20, 2018. Additional information regarding potential participants in the solicitation of proxies from ARRIS’ stockholders and a description of their direct and indirect interests, by security holdings or otherwise, will be included in ARRIS’ proxy statement when it is filed.